EXHIBIT 10.10

THIS AMENDMENT No. 2 dated as of August 1, 2004 to AGREEMENT dated May 1, 1980,

BETWEEN	THE NEWARK GROUP, INC., a New Jersey corporation having its principal office at 20 Jackson Drive, Cranford, NJ 07016 (“Newark”),

AND	FREDERICK G. VON ZUBEN, a resident of New Vernon, New Jersey (“von Zuben”);

W I T N E S S E T H    T H A T :

WHEREAS, by agreement dated May 1, 1980, and amended on March 1, 1995, Newark and von Zuben agreed that upon termination of von Zuben’s employment by Newark, Newark would purchase all shares of stock of Newark then owned by von Zuben; and

WHEREAS, von Zuben and Newark desire to provide flexibility with respect to any obligation to purchase and with respect to the timing of any such purchase; and

WHEREAS, the parties understand and agree that it remains in the best interests of Newark to restrict the transferability of the shares owned by von Zuben;

NOW THEREFORE, the parties hereto agree that the Agreement dated May 1, 1980, as amended on March 1, 1995 (“Amendment No. 1”), is hereby further amended in the following respects:

1. The first paragraph of Section 1 of the Agreement, up to but not including subparagraph 1.1 of the Agreement, shall be restated in its entirety as follows:

“At no time shall von Zuben sell, assign, transfer or otherwise dispose of any of his Newark shares, either for value or by gift, without the consent of Newark. Such consent may be given subject to such conditions and limitations as Newark, through its board of directors, may determine to be desirable and in its best interests, including without limitation, subjecting the shares to be transferred by von Zuben to continued restrictions on transferability. If von Zuben’s employment by Newark and all its subsidiaries is terminated for any reason, voluntarily or involuntarily and irrespective of the existence or absence of any cause, von Zuben shall have the right and option (a “put”), to require Newark to purchase his shares in accordance with the terms and conditions of Sections 1.1 through 1.4 below (as such Sections were amended by Amendment No. 1), and Newark agrees to purchase such shares on such terms if the put is exercised. The put may be exercised only for all of the shares then owned by von Zuben, and not in part, except that any Newark shares acquired by von Zuben pursuant to Newark’s Employees Stock Ownership Plan (“ESOP”) may be purchased and sold pursuant to the terms of the ESOP at von Zuben’s election rather than under the terms of this Agreement. Exercise of the put by von Zuben shall be effected by his delivering written notice of his election to exercise the put, including the proposed closing date for the purchase and sale, to the Chief Executive Officer and Chief Financial Officer of Newark; provided, however, that without Newark’s consent the closing date may not be less than 30 days after its receipt of von Zuben’s notice of exercise. If von Zuben has not exercised the put within 30 days after his termination of employment, then Newark shall also have the right and option to require von Zuben to sell all of such shares to Newark on the same terms as would prevail if the put were exercised (Newark’s “call” right) by giving von Zuben at least 30 days advance written notice of its election to call such shares. Both von Zuben’s put option and Newark’s call option shall expire three (3) years after the date of von Zuben’s termination of employment. The closing of such purchase shall take place at Newark’s principal place of business in Cranford, New Jersey.”

2. Section 1.2 of the Agreement shall be deleted in its entirety.

3. The first sentence of Section 1.4 of the Agreement shall be restated in its entirety as follows:

“Ten percent (10%) of the purchase price paid with respect to each seller of shares shall be paid in cash and the balance of the purchase price shall be paid by a subordinated installment promissory note, dated as of the date of the closing with respect to such shares, substantially in the form set forth in Exhibit A, attached hereto, except that the interest rate shall be stated as being at the prime rate as in effect from time to time as published in the Money Rates column of the Wall Street Journal.”

4. In all other respects the Agreement shall remain in full force and effect.

THE NEWARK GROUP, INC.

	By:	/s/ Edward K. Mullen
Edward K. Mullen, Vice Chairman, President
WITNESS:

Benedict M. Kohl		Frederick G. von Zuben

4. In all other respects the Agreement shall remain in full force and effect.

THE NEWARK GROUP, INC.

By:
Robert Mullen, President
WITNESS:

/s/ Frederick G. von Zuben
Benedict M. Kohl		Frederick G. von Zuben